As filed with the Securities and Exchange Commission on September 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ALERUS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0375407 (I.R.S. Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of principal executive offices)

Alerus Financial Corporation 2009 Stock Plan

Alerus Financial Corporation 2019 Equity Incentive Plan

(Full title of the plans)

Randy L. Newman

Chairman, President and Chief Executive Officer

Alerus Financial Corporation

401 Demers Avenue

Grand Forks, North Dakota 58201

(Name and address of agent for service)

(701) 795-3200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share
To be issued under the 2009 Plan	1,350,000	$21.00	(2)	$28,350,000	$3,436.02
To be issued under the 2019 Plan	1,100,000	$21.00	(2)	$23,100,000	$2,799.72
Total	2,450,000	$21.00		$51,450,000	$6,235.74

(1)         This Registration Statement on Form S-8 covers: (i) 1,350,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Alerus Financial Corporation (the “Registrant”) issuable pursuant to the Alerus Financial Corporation 2009 Stock Plan (the “2009 Plan”); (ii) 1,100,000 shares of Common Stock issuable pursuant to the Alerus Financial Corporation 2019 Equity Incentive Plan (the “2019 Plan”); and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares that become issuable under the 2009 Plan and the 2019 Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, which is based on the initial public offering price of the Registrant’s Common Stock set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on September 13, 2019 pursuant to Rule 424(b) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.*

Item 2.                                                         Registrant Information and Employee Plan Annual Information.*

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I have been or will be delivered to the respective participants in the 2009 Plan and the 2019 Plan, as required by Rule 428(b).  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)         The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements as of and for the fiscal year ended December 31, 2018, filed with the Commission on September 13, 2019 (File No. 333-233339);

(b)         The Registrant’s Current Report on Form 8-K filed on September 17, 2019; and

(c)          The description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on September 6, 2019, pursuant to Section 12 of the Exchange Act on Form 8-A (File No. 001-39036), and all amendments and reports filed by the Registrant for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Section 145(c) provides that to the extent a present or former director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Article VII of the Registrant’s Third Amended and Restated Certificate of Incorporation and Section 6.2 of the Registrant’s Second Amended and Restated Bylaws provide that, subject to the limits of applicable federal banking laws and regulations, the present and former directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the DGCL.

Section 6.4 of the Registrant’s Second Amended and Restated Bylaws provides that, subject to the limits of applicable federal banking laws and regulations, we are required to advance certain expenses (including attorneys’

fees) to our current and former directors and officers arising from any pending or threatened action, suit or proceeding related to such officer’s or director’s service to the Registrant.

The Registrant maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of its directors and officers and covers it for reimbursement of payments to our directors and officers in respect of such liabilities and expenses, in each case subject to certain limits and exceptions.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

See Exhibit Index.

Item 9.                                                         Undertakings.

(a)                                                       The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                                       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Forks, State of North Dakota, on September 18, 2019.

ALERUS FINANCIAL CORPORATION

By:	/s/ Randy L. Newman
	Name:	Randy L. Newman
	Title:	Chairman, Chief Executive Officer and President

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Alerus Financial Corporation hereby constitutes and appoints Randy L. Newman and Katie A. Lorenson, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on September 18, 2019.

Signature	Title	Date

/s/ Randy L. Newman	Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 18, 2019
Randy L. Newman

/s/ Katie A. Lorenson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2019
Katie A. Lorenson

/s/ Karen M. Bohn	Director	September 18, 2019
Karen M. Bohn

/s/ Lloyd G. Case	Director	September 18, 2019
Lloyd G. Case

/s/ Daniel E. Coughlin	Director	September 18, 2019
Daniel E. Coughlin

/s/ Kevin D. Lemke	Director	September 18, 2019
Kevin D. Lemke

Signature	Title	Date

/s/ Michael S. Mathews	Director	September 18, 2019
Michael S. Mathews

/s/ Sally J. Smith	Director	September 18, 2019
Sally J. Smith

/s/ Galen G. Vetter	Director	September 18, 2019
Galen G. Vetter

EXHIBIT INDEX

Exhibit Number	Description

4.1

Third Amended and Restated Certificate of Incorporation of Alerus Financial Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)

4.2	Second Amended and Restated Bylaws of Alerus Financial Corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)
4.3	Alerus Financial Corporation 2009 Stock Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)
4.4

Form of Restricted Stock Award Agreement under the Alerus Financial Corporation 2009 Stock Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)

4.5

Form of Performance-Based Restricted Stock Unit Award Agreement under the Alerus Financial Corporation 2009 Stock Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)

4.6	Alerus Financial Corporation 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed on August 16, 2019)
5.1*	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding legality of shares of Alerus Financial Corporation common stock
23.1*	Consent of CliftonLarsonAllen LLP
23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP, special counsel to Alerus Financial Corporation (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereto)

*                   Filed herewith